UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant     ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Mondelēz International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MONDELĒZ INTERNATIONAL, INC.

Three Parkway North

Deerfield, Illinois 60015

April 30, 2013

Mondelēz International, Inc. (“Mondelēz International”) is updating information set forth in its definitive proxy statement, dated April 3, 2013, for the May 21, 2013 Annual Meeting of Shareholders (the “Annual Meeting”). Mondelēz International has committed to promote women’s empowerment by extending its reporting on gender rights in cocoa farming, ensuring a consistent approach to gender programs in key cocoa origin markets and advocating for industrywide action. In response to these commitments, Oxfam America Inc. (“Oxfam America”) withdrew its shareholder proposal for consideration at the Annual Meeting regarding a sustainability report on gender equality in our supply chain (the “Proposal”). Consequently, the Proposal, which constitutes Item 5 in the definitive proxy statement and on the proxy card, will not be presented for a vote at our Annual Meeting.